Exhibit 99.1

Ribbon Communications Inc. Reports
Second Quarter 2026 Financial Results

Revenue increased 18% sequentially and Profitability improved by $20M;

further gains expected in 2H 2026

Record IP Optical Quarterly Bookings led by growth in North America;

Critical Infrastructure and DCI Wins

Large Enterprise momentum,

including selection by Salesforce for Agentforce Contact Center

PLANO, Texas – Ribbon Communications Inc. (Nasdaq: RBBN), a global leader in real-time communications technology, IP routing, and optical networking solutions, today announced its financial results for the second quarter of 2026.

Second Quarter 2026 Highlights

Financial Results¹:

•	Revenue was $192 million, compared to $221 million for the second quarter of 2025
•	GAAP Operating Loss was ($12) million, compared to income of $4 million for the second quarter of 2025
•	Non-GAAP Adjusted EBITDA was $12 million, compared to $32 million for the second quarter of 2025
•	GAAP Gross Margin was 47%, compared to 49.6% for the second quarter of 2025
•	Non-GAAP Gross Margin was 49.3%, compared to 52.1% for the second quarter of 2025

“We had meaningful sequential improvement in revenue and profitability in both of our operating segments in the second quarter, with key financial metrics above the mid-point of our guidance. Demand continued to strengthen in our IP Optical Networks business, resulting in a new record level of bookings, and one of our best quarters in the U.S. market,” stated Bruce McClelland, President and Chief Executive Officer of Ribbon Communications. “The Enterprise market was also a highlight in the quarter with a major Microsoft Teams Voice deployment with a top tier financial institution, and the announcement of our partnership with Salesforce for their new Agentforce Contact Center launch.”

Mr. McClelland continued, “For the balance of the year, we continue to expect sequential revenue growth and improved earnings. We see several larger opportunities in our IP Optical business that could provide additional upside, balanced by a more moderated view of voice modernization deployment acceleration with our U.S. Tier One Service Providers. We expect second-half revenue growth from several regions, including Telecom Operators and Critical Infrastructure Providers in EMEA and Southeast Asia, U.S. Government Federal Agencies, and U.S. Regional Service Providers investing in multi-purpose optical networks that support Data Center Interconnect (DCI), broadband internet access, and mobile backhaul.”

Rick Marmurek, Chief Financial Officer of Ribbon Communications, remarked, “Our financial results in the second quarter reflected improved execution in the business with healthy customer demand across most of our markets. Our financial priorities remain unchanged—execute efficiently, expand margins over time, and generate stronger cash flow as higher-value growth opportunities become a larger part of our business.”

	Three months ended		Six months ended
	June 30,		June 30,
In millions, except per share amounts	2026	2025	2026	2025
GAAP Revenue	$192	$221	$355	$402
GAAP Net income (loss)	$(27)	$(11)	$(61)	$(37)
Non-GAAP Net income (loss)	$(5)	$10	$(13)	$5
Non-GAAP Adjusted EBITDA	$12	$32	$4	$38
GAAP diluted earnings (loss) per share	$(0.15)	$(0.06)	$(0.35)	$(0.21)
Non-GAAP diluted earnings (loss) per share	$(0.03)	$0.05	$(0.08)	$0.03
Weighted average shares outstanding basic	177	177	176	176
Weighted average shares outstanding diluted	180	180	179	180

1 Please see the reconciliations of the non-GAAP financial measures to the most directly comparable GAAP measures and additional information about non-GAAP measures in the section entitled “Discussion of Non-GAAP Financial Measures” in the attached schedules.

Business Highlights:

•	Planters Broadband Selects Ribbon to Launch New 400G/800G- Ready Optical Route
•	Ribbon's Cloud Native Technology Partners with Agentforce Contact Center in the Public Cloud
•	Ribbon Introduces Rapid Deployment Networking Solutions for Mobile Data Centers, Defense Agencies, and Critical Infrastructure Providers
•	Ribbon and Comporium Expand Partnership to Advance Voice Infrastructure Modernization
•	MGW Partners with Ribbon to Modernize Infrastructure and Expand Rural Connectivity

Business Outlook2

For the third quarter of 2026, the Company projects revenue of $215 million to $230 million. Non-GAAP gross margin is projected in a range of 51% to 52%. Adjusted EBITDA is projected in a range of $26 million to $31 million.

The Company has also adjusted full-year 2026 targets and now expects revenue in a range of $810 million to $840 million, non-GAAP gross margin in a range of 51% to 52%, and Adjusted EBITDA in a range of $78 million to $88 million.

The Company’s outlook is based on current indications for its business, which are subject to change.

2 GAAP earnings guidance is not provided. Please see the reconciliations of the non-GAAP financial measures to the most directly comparable GAAP measures and additional information about the non-GAAP measures in the section entitled “Discussion of Non-GAAP Financial Measures” in the attached schedules.

Upcoming Conference Schedule

•	August 17-18, 2026:	Rosenblatt 6th Annual Tech Summit 2026: The Age of AI
•	August 25, 2026:	Jefferies Semiconductor, IT Hardware & Communications Technology Conference

Conference Call and Webcast Information

Ribbon Communications will host a conference call to discuss the Company’s financial results at 4:30 p.m. ET on Tuesday, July 28, 2026.

Dial-in Information:

US/Canada: 877-407-2991
International: 201-389-0925
Instant Telephone Access: Call me™

A live (listen-only) webcast and replay will be available on the Company’s Investor Relations website at investors.ribboncommunications.com.

Investor Contact

+1 (978) 614-8050

ir@rbbn.com

Media Contact

Catherine Berthier

+1 (646) 741-1974

cberthier@rbbn.com

About Ribbon

Ribbon Communications (Nasdaq: RBBN) is a global provider of voice communications software, IP routing, and optical networking to mobile and wireline service providers, enterprises, critical infrastructure and defense sectors. We support our customers’ Path to Autonomous Networks by leveraging the latest AIOps automation platforms and Agentic AI technologies, helping them deliver better customer experiences, reduce operational costs, and achieve sustainable growth. To learn more about Ribbon, visit rbbn.com.

Important Information Regarding Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties. All statements other than statements of historical facts contained in this release, including without limitation, statements regarding Company’s projected financial results for the third quarter and full year 2026 and beyond; expected customer bookings, spend and timing; beliefs about the Company’s business strategy, including new product introductions such as the Acumen AIOps platform; beliefs about the accelerating adoption of AI and the shift towards autonomous networking; and the timing of customer network transformation projects, are forward-looking statements. Without limiting the foregoing, the words “anticipates”, “believes”, “could”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, “projects” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are unknown and/or difficult to predict and that may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to, unpredictable fluctuations in quarterly revenue and operating results; the impact of restructuring and cost-containment activities; impacts from new tariffs, the proposed termination of the USMCA and other trade restrictions or taxes on our products; supply chain disruptions resulting from component availability; impacts from the wars in the Middle East and Ukraine and related economic volatility and uncertainty resulting therefrom; the impact of military call-ups of our employees in Israel; material litigation; the impact of fluctuations in interest rates; material cybersecurity and data intrusion incidents, including any security breaches resulting in the theft, transfer, or unauthorized disclosure of customer, employee, or company information; our ability to comply with applicable domestic and foreign information security and privacy laws, regulations and technology platform rules or other obligations related to data privacy and security; failure to compete successfully against telecommunications equipment and networking companies; failure to grow our customer base or generate recurring business from our existing customers; credit risks; the timing of customer purchasing decisions and our recognition of revenues; macroeconomic conditions, including inflation; our ability to adapt to rapid technological and market changes; our ability to generate positive returns on our research and development; our ability to protect our intellectual property rights and obtain necessary licenses; our ability to maintain partner, reseller, distribution and vendor support and supply relationships; the potential for defects in our products; risks related to the terms of our credit agreement; higher risks in international operations and markets; currency fluctuations; unanticipated adverse changes in legal, regulatory or tax laws; future accounting pronouncements or changes in our accounting policies; and/or failure or circumvention of our controls and procedures. We therefore caution you against relying on any of these forward-looking statements.

These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company's business and results from operations. Additional information regarding these and other factors can be found in the Company's reports filed with the Securities and Exchange Commission, including, without limitation, its Form 10-K for the year ended December 31, 2025. Any forward-looking statement made by the Company in this release speaks only as of the date on which this release was first issued. The Company undertakes no obligation to update any forward-looking statement publicly or otherwise, whether as a result of new information, future developments or otherwise, except as required by law.

Discussion of Non-GAAP Financial Measures

The Company’s management uses several different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of its business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs. The Company considers the use of non-GAAP financial measures helpful in assessing the core performance of its continuing operations and when planning and forecasting future periods. The Company’s annual financial plan is prepared on a non-GAAP basis and is approved by its board of directors. In addition, budgeting and forecasting for revenue and expenses are conducted on a non-GAAP basis, and actual results on a non-GAAP basis are assessed against the annual financial plan. The Company defines continuing operations as the ongoing results of its business adjusted for certain expenses and credits, as described below. The Company believes that providing non-GAAP information to investors allows them to view the Company's financial results in the way its management views them and helps investors to better understand the Company’s core financial and operating performance and evaluate the efficacy of the methodology and information used by its management to evaluate and measure such performance.

While the Company’s management uses non-GAAP financial measures as tools to enhance its understanding of certain aspects of the Company’s financial performance, management does not consider these measures to be a substitute for, or superior to, GAAP measures. In addition, the Company’s presentations of these measures may not be comparable to similarly titled measures used by other companies. These non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures. In particular, many of the adjustments to the Company’s financial measures reflect the exclusion of items that are recurring and will be reflected in its financial results for the foreseeable future.

Stock-Based Compensation

The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. The Company believes that presenting non-GAAP operating results that exclude stock-based compensation provides investors with visibility and insight into its management’s method of analysis and its core operating performance.

Amortization of Acquired Technology (including software licenses); Amortization of Acquired Intangible Assets

Amortization amounts are inconsistent in frequency and amount and are significantly impacted by the timing and size of acquisitions. Amortization of acquired technology is reported separately within Cost of revenue and Amortization of acquired intangible assets is reported separately within Operating expenses. These items are reported collectively as Amortization of acquired intangible assets in the accompanying reconciliations of non-GAAP and GAAP financial measures. The Company believes that excluding non-cash amortization of these intangible assets facilitates the comparison of its financial results to its historical operating results and to other companies in its industry as if the acquired intangible assets had been developed internally rather than acquired.

Litigation Costs

In connection with certain ongoing litigation where Ribbon is the defendant (as described in the Company's Commitments and Contingencies footnotes in its Form 10-Qs and Form 10-Ks filed with the SEC), the Company has incurred litigation costs beginning in 2023. These costs are included as a component of general and administrative expense. The Company believes that such costs are not part of its core business or ongoing operations, are unplanned, and generally are not within its control. Accordingly, the Company believes that excluding litigation costs related to these specific legal matters facilitates the comparison of the Company's financial results to its historical operating results and to other companies in its industry.

Cybersecurity Incident

The Company has recorded expenses associated with responding to and remediating a cybersecurity incident, including costs for external legal services, cybersecurity experts, and IT restoration activities. The Company believes that excluding these expenses facilitates the comparison of its financial results to its historical operating performance and to other companies in its industry, as these costs are non-recurring in nature and are not associated with future revenue streams or ongoing operational benefits.

Acquisition-, Disposal- and Integration-Related

The Company considers certain acquisition-, disposal- and integration-related costs to be unrelated to the organic continuing operations of the Company and its acquired businesses. Such costs are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In 2025, the Company recorded expense for legal and professional fees associated with contemplated corporate development activities. The Company excludes such acquisition-, disposal- and integration-related costs to allow more accurate comparisons of its financial results to its historical operations and the financial results of less acquisitive peer companies and allows management and investors to consider the ongoing operations of the business both with and without such expenses.

Restructuring and Related

The Company has recorded restructuring and related expense to streamline operations and reduce operating costs by closing and consolidating certain facilities and reducing its worldwide workforce. The Company believes that excluding restructuring and related expense facilitates the comparison of its financial results to its historical operating results and to other companies in its industry, as there are no future revenue streams or other benefits associated with these costs.

Preferred Stock and Warrant Liability Mark-to-Market Adjustment

The Company recorded adjustments to the fair value of its Series A Preferred Stock and Warrants to purchase shares of the Company’s common stock in Other (expense) income, net. Both of these instruments were issued in March 2023 in connection with the Company’s private placement and have been classified as liabilities and marked to market each reporting period until the Series A Preferred Stock was fully redeemed on June 25, 2024. The Warrant liability remains outstanding and will continue to be marked to market each reporting period. The Company excluded these gains and losses from the change in the fair value of these liabilities because it believes that such gains or losses were not part of its core business or ongoing operations.

Tax Effect of Non-GAAP Adjustments

The Non-GAAP income tax provision is presented based on an estimated tax rate applied against forecasted annual non-GAAP income. The Company computes its non-GAAP estimated tax rate using its estimated GAAP annual effective tax rate for the period and adjusting for the tax effect of pre-tax non-GAAP adjustments. The Company computes a single annual non-GAAP rate for the Company and applies that rate (rather than multiple rates by jurisdiction) to its consolidated quarterly results. The Company expects that this methodology will provide a consistent rate throughout the year and allow investors to better understand the impact of income taxes on its results. Due to the methodology applied to its estimated annual tax rate, the Company’s estimated tax rate on non-GAAP income will differ from its GAAP tax rate and from its actual tax liabilities.

Adjusted EBITDA

The Company uses Adjusted EBITDA as a supplemental measure to review and assess its performance. The Company calculates Adjusted EBITDA by excluding from income (loss) from operations: depreciation; stock-based compensation; amortization of acquired intangible assets; certain litigation costs; expenses related to cybersecurity incidents; acquisition-, disposal- and integration-related expense; and restructuring and related expense. In general, the Company excludes the expenses that it considers to be non-cash and/or not a part of its ongoing operations. The Company may exclude other items in the future that have those characteristics. Adjusted EBITDA is a non-GAAP financial measure that is used by the investing community for comparative and valuation purposes. The Company discloses this metric to support and facilitate dialogue with research analysts and investors. Other companies may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure.

RIBBON COMMUNICATIONS INC.

Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	June 30,	March 31	June 30,
	2026	2026	2025
Revenue:
Product	$95,560	$68,114	$115,057
Service	96,780	94,492	105,526
Total revenue	192,340	162,606	220,583

Cost of revenue:
Product	58,877	49,425	66,746
Service	38,766	38,928	39,253
Amortization of acquired technology	4,354	4,562	5,277
Total cost of revenue	101,997	92,915	111,276

Gross profit	90,343	69,691	109,307

Gross margin	47.0%	42.9%	49.6%

Operating expenses:
Research and development	44,858	44,445	44,696
Sales and marketing	33,124	32,269	32,536
General and administrative	14,643	16,978	16,630
Amortization of acquired intangible assets	5,495	5,656	5,975
Acquisition-, disposal- and integration-related	-	-	3,898
Restructuring and related	4,442	2,038	1,346
Total operating expenses	102,562	101,386	105,081

Income (loss) from operations	(12,219)	(31,695)	4,226
Interest expense, net	(10,685)	(9,756)	(10,977)
Other (expense) income, net	(2,258)	514	(2,159)

Income (loss) before income taxes	(25,162)	(40,937)	(8,910)
Income tax benefit (provision)	(1,709)	6,448	(2,183)

Net income (loss)	$(26,871)	$(34,489)	$(11,093)

Earnings (loss) per share:
Basic	$(0.15)	$(0.20)	$(0.06)
Diluted	$(0.15)	$(0.20)	$(0.06)

Weighted average shares used to compute earnings (loss) per share:
Basic	177,251	175,661	176,749
Diluted	177,251	175,661	176,749

RIBBON COMMUNICATIONS INC.

Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Six months ended
	June 30,	June 30,
	2026	2025
Revenue:
Product	$163,674	$197,048
Service	191,272	204,814
Total revenue	354,946	401,862

Cost of revenue:
Product	108,302	124,639
Service	77,694	74,881
Amortization of acquired technology	8,916	10,665
Total cost of revenue	194,912	210,185

Gross profit	160,034	191,677

Gross margin	45.1%	47.7%

Operating expenses:
Research and development	89,303	88,264
Sales and marketing	65,393	64,324
General and administrative	31,621	31,758
Amortization of acquired intangible assets	11,151	12,130
Acquisition-, disposal- and integration-related	-	3,898
Restructuring and related	6,480	6,687
Total operating expenses	203,948	207,061

Income (loss) from operations	(43,914)	(15,384)
Interest expense, net	(20,441)	(21,477)
Other (expense) income, net	(1,744)	970

Income (loss) before income taxes	(66,099)	(35,891)
Income tax benefit (provision)	4,739	(1,429)

Net income (loss)	$(61,360)	$(37,320)

Earnings (loss) per share:
Basic	$(0.35)	$(0.21)
Diluted	$(0.35)	$(0.21)

Weighted average shares used to compute earnings (loss) per share:
Basic	176,460	176,237
Diluted	176,460	176,237

RIBBON COMMUNICATIONS INC.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$43,510	$96,405
Restricted cash	1,973	1,726
Accounts receivable, net	220,203	231,885
Inventory	87,811	78,806
Other current assets	52,132	45,663
Total current assets	405,629	454,485

Property and equipment, net	61,137	65,559
Intangible assets, net	124,384	143,344
Goodwill	300,892	300,892
Deferred income taxes	182,727	174,318
Operating lease right-of-use assets	41,895	46,240
Other assets	26,158	27,417
	$1,142,822	$1,212,255

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of term debt	$8,750	$8,750
Accounts payable	87,077	79,840
Accrued expenses and other	82,512	90,759
Operating lease liabilities	11,655	11,699
Warrant liability	1,007	-
Deferred revenue	118,333	124,425
Total current liabilities	309,334	315,473

Long-term debt, net of current	320,606	324,525
Warrant liability	-	1,919
Operating lease liabilities, net of current	56,000	60,159
Deferred revenue, net of current	34,632	31,654
Deferred income taxes	5,728	5,728
Other long-term liabilities	23,950	23,803
Total liabilities	750,250	763,261

Commitments and contingencies

Stockholders' equity:
Common stock	18	18
Additional paid-in capital	1,981,940	1,976,958
Accumulated deficit	(1,595,909)	(1,534,549)
Accumulated other comprehensive income	6,523	6,567
Total stockholders' equity	392,572	448,994
	$1,142,822	$1,212,255

RIBBON COMMUNICATIONS INC.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six months ended
	June 30,	June 30,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$(61,360)	$(37,320)
Adjustments to reconcile net income (loss) to cash flows (used in) provided by operating activities:
Depreciation and amortization of property and equipment	9,131	7,757
Amortization of intangible assets	20,067	22,795
Amortization of debt issuance costs and original issue discount	1,476	1,401
Stock-based compensation	10,786	8,775
Deferred income taxes	(8,470)	(8,984)
Change in fair value of warrant liability	(912)	(1,641)
Foreign currency exchange (gains) losses	2,844	587
Changes in operating assets and liabilities:
Accounts receivable	10,395	4,578
Inventory	(11,319)	(2,820)
Other operating assets	1,038	(186)
Accounts payable	9,128	5,083
Accrued expenses and other long-term liabilities	(13,187)	(11,030)
Deferred revenue	(3,114)	6,675
Net cash (used in) provided by operating activities	(33,497)	(4,330)

Cash flows from investing activities:
Purchases of property and equipment	(7,368)	(17,831)
Purchases of software licenses	(553)	-
Net cash (used in) provided by investing activities	(7,921)	(17,831)

Cash flows from financing activities:
Borrowings under revolving line of credit	15,000	-
Principal payments on revolving line of credit	(15,000)	-
Principal payments of term debt	(4,375)	(1,750)
Payment of debt issuance costs	(977)	-
Proceeds from the exercise of stock options	-	6
Payment of tax obligations related to vested stock awards and units	(4,980)	(3,396)
Repurchase of common stock	(824)	(2,253)
Net cash (used in) provided by financing activities	(11,156)	(7,393)

Effect of exchange rate changes on cash and cash equivalents	(74)	1,349

Net (decrease) increase in cash and cash equivalents	(52,648)	(28,205)
Cash, cash equivalents and restricted cash, beginning of year	98,131	90,479
Cash, cash equivalents and restricted cash, end of period	$45,483	$62,274

RIBBON COMMUNICATIONS INC.

Supplemental Information

(in thousands)

(unaudited)

The following tables provide the details of stock-based compensation included as components of other line items in the Company's Consolidated Statements of Operations and the line items in which these amounts are reported.

	Three months ended			Six months ended
	June 30,	March 31	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025
Stock-based compensation
Cost of revenue - product	$39	$43	$33	$82	$99
Cost of revenue - service	175	161	198	336	484
Cost of revenue	214	204	231	418	583

Research and development	460	477	455	937	1,180
Sales and marketing	1,103	1,130	1,066	2,233	2,239
General and administrative	3,052	4,146	2,725	7,198	4,773
Operating expense	4,615	5,753	4,246	10,368	8,192

Total stock-based compensation	$4,829	$5,957	$4,477	$10,786	$8,775

RIBBON COMMUNICATIONS INC.
Reconciliation of Non-GAAP and GAAP Financial Measures
(in thousands, except per share amounts)
(unaudited)

	Three months ended
	June 30,	March 31	June 30,
	2026	2026	2025

GAAP Gross margin	47.0%	42.9%	49.6%
Stock-based compensation	0.1%	0.1%	0.1%
Amortization of acquired technology	2.2%	2.8%	2.4%
Non-GAAP Gross margin	49.3%	45.8%	52.1%

GAAP Net income (loss)	$(26,871)	$(34,489)	$(11,093)
Stock-based compensation	4,829	5,957	4,477
Amortization of intangible assets	9,849	10,218	11,252
Litigation costs	302	744	2,314
Acquisition-, disposal- and integration-related	-	-	3,898
Restructuring and related	4,442	2,038	1,346
Preferred stock and warrant liability mark-to-market adjustment	325	(1,237)	94
Tax effect of non-GAAP adjustments	2,223	8,412	(2,679)
Non-GAAP Net income (loss)	$(4,901)	$(8,357)	$9,609

GAAP Diluted earnings (loss) per share	$(0.15)	$(0.20)	$(0.06)
Stock-based compensation	0.03	0.03	0.02
Amortization of intangible assets	0.05	0.06	0.06
Litigation costs	*	0.01	0.01
Acquisition-, disposal- and integration-related	-	-	0.02
Restructuring and related	0.03	0.01	0.01
Preferred stock and warrant liability mark-to-market adjustment	*	(0.01)	*
Tax effect of non-GAAP adjustments	0.01	0.05	(0.01)
Non-GAAP Diluted earnings (loss) per share	$(0.03)	$(0.05)	$0.05

Weighted average shares used to compute diluted earnings (loss) per share
Shares used to compute GAAP diluted earnings (loss) per share	177,251	175,661	176,749
Shares used to compute Non-GAAP diluted earnings (loss) per share	177,251	175,661	179,884

GAAP Income (loss) from operations	$(12,219)	$(31,695)	$4,226
Depreciation	4,671	4,460	4,288
Stock-based compensation	4,829	5,957	4,477
Amortization of intangible assets	9,849	10,218	11,252
Litigation costs	302	744	2,314
Acquisition-, disposal- and integration-related	-	-	3,898
Restructuring and related	4,442	2,038	1,346
Non-GAAP Adjusted EBITDA	$11,874	$(8,278)	$31,801

* Less than $0.01 impact on earnings (loss) per share.

RIBBON COMMUNICATIONS INC.
Reconciliation of Non-GAAP and GAAP Financial Measures
(in thousands, except per share amounts)
(unaudited)

	Six months ended
	June 30,	June 30,
	2026	2025
GAAP Gross Margin	45.1%	47.7%
Stock-based compensation	0.1%	0.1%
Amortization of acquired technology	2.5%	2.7%
Non-GAAP Gross Margin	47.7%	50.5%

GAAP Net income (loss)	$(61,360)	$(37,320)
Stock-based compensation	10,786	8,775
Amortization of intangible assets	20,067	22,795
Litigation costs	1,046	3,114
Acquisition-, disposal- and integration-related	-	3,898
Restructuring and related	6,480	6,687
Preferred stock and warrant liability mark-to-market adjustment	(912)	(1,641)
Tax effect of non-GAAP adjustments	10,635	(1,278)
Non-GAAP Net income (loss)	$(13,258)	$5,030

GAAP Diluted earnings (loss) per share	$(0.35)	$(0.21)
Stock-based compensation	0.06	0.05
Amortization of intangible assets	0.11	0.13
Litigation costs	0.01	0.02
Acquisition-, disposal- and integration-related	-	0.02
Restructuring and related	0.04	0.04
Preferred stock and warrant liability mark-to-market adjustment	(0.01)	(0.01)
Tax effect of non-GAAP adjustments	0.06	(0.01)
Non-GAAP Diluted earnings (loss) per share	$(0.08)	$0.03

Weighted average shares used to compute diluted earnings (loss) per share
Shares used to compute GAAP diluted earnings (loss) per share	176,460	176,237
Shares used to compute Non-GAAP diluted earnings (loss) per share	176,460	180,231

GAAP Income (loss) from operations	$(43,914)	$(15,384)
Depreciation	9,131	7,757
Stock-based compensation	10,786	8,775
Amortization of intangible assets	20,067	22,795
Litigation costs	1,046	3,114
Acquisition-, disposal- and integration-related	-	3,898
Restructuring and related	6,480	6,687
Non-GAAP Adjusted EBITDA	$3,596	$37,642

RIBBON COMMUNICATIONS INC.
Reconciliation of Non-GAAP and GAAP Financial Measures
(in thousands)
(unaudited)

	Trailing Twelve Months
	June 30,	March 31	June 30,
	2026	2026	2025
GAAP Income (loss) from operations	$(31,854)	$(15,409)	$16,909
Depreciation	18,102	17,719	14,526
Stock-based compensation	21,417	21,065	16,845
Amortization of intangible assets	41,465	42,868	47,360
Litigation costs	2,971	4,983	11,593
Cybersecurity incident	600	600	-
Acquisition-, disposal- and integration-related	439	4,337	3,898
Restructuring and related	19,451	16,355	11,862
Non-GAAP Adjusted EBITDA	$72,591	$92,518	$122,993

RIBBON COMMUNICATIONS INC.
Reconciliation of Non-GAAP and GAAP Financial Measures - Outlook
(unaudited)

	Three months ending		Year ending
	September 30, 2026		December 31, 2026
	Midpoint (1)	Range	Midpoint (1)	Range
Revenue ($millions)	$222.5	+/-$7.5M	$825	+/-$15M

Gross margin:
GAAP outlook	49.5%		49.3%
Stock-based compensation	0.1%		0.1%
Amortization of acquired technology	1.9%		2.1%
Non-GAAP outlook	51.5%	+/-0.5%	51.5%	+/-0.5%

Adjusted EBITDA ($millions):
GAAP income (loss) from operations	$6.2		$(9.8)
Depreciation	4.3		18.1
Stock-based compensation	5.0		21.0
Amortization of intangible assets	9.8		39.6
Litigation costs	0.2		1.6
Restructuring and related	3.0		12.5
Non-GAAP outlook	$28.5	+/-$2.5M	$83.0	+/-$5M

(1) Q3 2026 and FY 2026 outlook represents the midpoint of the expected ranges